UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2023

ORCHARD THERAPEUTICS PLC

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-38722	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Hammersmith Road London W6 8PW United Kingdom
(Address of Principal Executive Offices; Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 203 808 8286

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.10 per share	ORTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

The board of directors of Orchard Therapeutics plc (the “Company”) has approved a change to the ratio of its American depositary shares (“ADSs”) to its ordinary shares (the “ADS Ratio”), nominal value £0.10 per share, from the current ADS Ratio of one (1) ADS to one (1) ordinary share to a new ADS Ratio of one (1) ADS to ten (10) ordinary shares (the “ADS Ratio Change”). The Company anticipates that the ADS Ratio Change will be effective on or about March 10, 2023 ( the “Effective Date”).

For the Company’s ADS holders, the change in the ADS Ratio will have the same effect as a one-for-ten reverse ADS split and is intended to enable the Company to regain compliance with the Nasdaq minimum bid price requirement. On the Effective Date, registered holders of Company ADSs held in certificated form will be required on a mandatory basis to surrender their certificated ADSs to the depositary bank for cancellation and will receive one (1) new ADS in exchange for every ten (10) existing ADSs then-held. Holders of uncertificated ADSs in the Direct Registration System (DRS) and in The Depository Trust Company (DTC) will have their ADSs automatically exchanged and need not take any action. The exchange of every ten (10) then-held (existing) ADSs for one (1) new ADS will occur automatically, at the Effective Date, with the then-held ADSs being cancelled and new ADSs being issued by the depositary bank. The Company’s ADSs will continue to be traded on the Nasdaq Capital Market under the ticker symbol “ORTX.”

No fractional new ADSs will be issued in connection with the change in the ADS Ratio. Instead, fractional entitlements to new ADSs will be aggregated and sold by the depositary bank and the net cash proceeds from the sale of the fractional ADS entitlements (after deduction of fees, taxes and expenses) will be distributed to the applicable ADS holders by the depositary bank. The ADS Ratio Change will have no impact on the Company’s underlying ordinary shares, and no ordinary shares will be issued or cancelled in connection with the ADS Ratio Change.

As a result of the change in the ADS Ratio, the Company’s ADS trading price is expected to increase proportionally, although the Company can give no assurance that the ADS trading price after the ADS Ratio Change will be equal to or greater than ten times the ADS trading price before the change.

Item 7.01	Regulation FD Disclosure.

On February 10, 2023, the Company issued a press release announcing the ADS Ratio Change. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

The information contained in Item 7.01 of this Report and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated February 10, 2023

104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHARD THERAPEUTICS PLC

Date: February 10, 2023	By:	/s/ Frank E. Thomas
Frank E. Thomas
President and Chief Operating Officer